Exhibit 99.1

            Elisabeth DeMarse Joins EDGAR Online Board of Directors

     SOUTH NORWALK, Conn.--(BUSINESS WIRE)--Nov. 1, 2004--EDGAR(R) Online(R), Inc. (NASDAQ:EDGR), a leading provider of value-added global business and financial information, today announced that Elisabeth DeMarse has joined the company's Board of Directors.
     DeMarse also serves on the Board of Heska Corporation (NASDAQ: HSKA). From 2000-2004, she was president and CEO of Bankrate, Inc., during which time the company went from a net loss to a profit of $12 million and a revenue increase of 560 percent. Previously, DeMarse was vice president of International Operations for Hoover's, Inc. Prior to that, she was executive vice president at Bloomberg, L.P., where she worked for 10 years leading the start-up of eight business units including Bloomberg.com, Bloomberg's e-commerce and i-commerce divisions and Bloomberg's print divisions. DeMarse helped grow Bloomberg from $50 million to $1.5 billion in revenue. Prior to Bloomberg, she served as a vice president of Citicorp and director of marketing for Western Union. DeMarse holds an A.B. cum laude from Wellesley College and an M.B.A. from Harvard University. She is a member of The Committee of 200, a professional organization of pre-eminent women entrepreneurs and corporate leaders.
     Susan Strausberg, EDGAR Online's president and CEO, said, "Elisabeth could not be a better fit for EDGAR Online. She will bring to our Board extensive executive-level experience in setting the strategy for and running both financial services and business information companies with online subscription, licensing and advertising revenue streams. We are confident that she will be instrumental in guiding our company in our future success."
     DeMarse added, "I have long been familiar with EDGAR Online. The company has many key success factors, among them, impressive brand equity and assets that are unduplicated and unique in the market. I hope to be a tangible contributor to what I believe is a great future for EDGAR Online. I couldn't be more excited about the company's potential."

     About EDGAR(R) Online(R) Inc.

     EDGAR Online, Inc. (www.edgar-online.com) is a leading provider of value-added global business and financial information. The company makes financial information and a variety of analysis tools available via online subscriptions and licensing agreements to professionals in financial institutions, corporations and advisory firms.

     "Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by EDGAR Online, Inc. with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues, (ii) obtain profitability, and (iii) obtain additional financing, changes in general economic and business conditions (including in the online business and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, risks in connection with acquisitions, the time and expense involved in such development activities, the level of demand and market acceptance of our services and changes in our business strategies.

     EDGAR(R) is a federally registered trademark of the U.S. Securities and Exchange Commission (SEC). EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.


     CONTACT: EDGAR Online
              Jani Spede, 866-669-2889
              jspede@edgar-online.com